                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard P. Shaykin, Sterling K. Ainsworth and Gordon H. Link, Jr., and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-1 in connection with the registration by NaPro BioTherapeutics, Inc. (the "Company"), of common stock issuable upon the conversion of the Company's Senior Convertible Notes due 2000 and the exercise of related warrants and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Securities with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

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
Date:  June 10, 1997                         /s/  Sterling K. Ainsworth
                                             -----------------------------------
                                                  Sterling K. Ainsworth


Date:  June 10, 1997                         /s/  Leonard P. Shaykin
                                             -----------------------------------
                                                  Leonard P. Shaykin


Date:  June 10, 1997                         /s/  Gordon H. Link, Jr.
                                             -----------------------------------
                                                  Gordon H. Link, Jr.


Date:  June 10, 1997                         /s/  Patricia A. Pilia
                                             -----------------------------------
                                                  Patricia A. Pilia


Date:  June 10, 1997                         /s/  Robert L. Poley
                                             -----------------------------------
                                                  Robert L. Poley


Date:  June 10, 1997                         /s/  E. Garrett Bewkes. Jr.
                                             -----------------------------------
                                                  E. Garrett Bewkes, Jr.


Date:  June 10, 1997                         /s/  Vaughn D. Bryson
                                             -----------------------------------
                                                  Vaughn D. Bryson


                                             -----------------------------------
                                                  Phillip Frost


Date:  June 10, 1997                         /s/  Mark B. Hacken
                                             -----------------------------------
                                                  Mark B. Hacken


                                             -----------------------------------
                                                  Arthur H. Hayes, Jr.


                                             -----------------------------------
                                                  Richard C. Pfenniger, Jr.
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